U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Earliest Event Reported:  August 1, 2005

VIRTRA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Texas	93-1207631
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

440 North Center, Arlington, TX	76011
(Address of principal executive offices)	(Zip Code)

(817) 261-4269

(Registrant's telephone number, including area code)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 1, 2005, we sold $500,000 in principal amount of our three year convertible debentures to Dutchess Private Equities Fund II, LP (the "Investor"). These debentures bear interest at 8% per annum (payable in cash or stock at our option), and are convertible at the lesser of (i) 80% of the lowest closing bid price of our common stock during the 15 days of full trading prior to the conversion date; or (ii) $0.19.

Upon issuance of the $500,000 in principal amount of debentures, we issued the purchasers five year warrants to purchase 500,000 shares of our common stock at $0.19 per share.

We agreed to register the shares issuable upon conversion of the debentures and upon exercise of the warrants.

Copies of the the debenture subscription agreement, the form of the debentures, the form of the warrants, and the form of the registration rights agreements are filed as exhibits to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

10.1        Debenture Subscription Agreement

10.2        Form of Convertible Debenture

10.3        Form of Warrant

10.4        Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Date:  August 4, 2005

VIRTRA SYSTEMS, INC.

By:      /s/ L. Kelly Jones

L. Kelly Jones

Chief Executive Officer